UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2012

Post Data, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-174433	36-4697119
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

2248 Meridian Boulevard, Suite H, Minden, Nevada	89423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 345-3522

10160-114th St. Suite 403, Edmonton, Alberta, Canada, T5K 2L2
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2012, (i) Gerald O’Reilly resigned as the President and a Director of Post Data, Inc. (the “Registrant”), (ii) Bruce Hellinga resigned as the Secretary, Treasurer and a Director of the Registrant, (iii) Monica McDermott resigned as a Director of the Registrant, and (iv) the Registrant’s Board of Directors appointed Daniel Walker as the Registrant’s new President, Secretary, Treasurer and sole Director.  The resignations of Mr. O'Reilly, Mr. Hellinga and Ms. McDermott were not the result of any disagreement with the policies, practices or procedures of the Company.

Daniel Walker.  Mr. Walker has over seven years of business management experience.  From April 2011 to June 2012, Mr. Walker worked for Terrex Seismic, a seismic data collection company based in Brisbane, Australia. During his time at Terrex, Mr. Walker offered management support for a number of projects across Australia and worked in conjunction with companies such as Beach Energy and Santos.  From September 2008 to April 2011, Mr. Walker served as the general manager for E. F. M. Pty Ltd., an agricultural production company based in Cairns, Australia, where Mr. Walker managed the company’s day to day operations and marketing.  From January 2005 to September 2008, Mr. Walker was the Managing Director of DBI Freight Ltd., a mining logistics company based in North Yorkshire, England with clients such as Halliburton, Schlumberger, Baker Hughes and Marriotts.  Mr. Walker still retains a working interest in the logistics sector and is currently working alongside Marriotts on their York Potash Project.  Mr. Walker was awarded a B.Sc. degree in Chemistry from a University in Great Britain in June 2004.  Mr. Walker is not an officer or director of any other reporting company.

The Registrant anticipates entering into an employment agreement with Daniel Walker, the terms of which will be disclosed when available, pursuant to which Mr. Walker is expected to receive a salary and/or stock based compensation.  Mr. Walker currently does not own any shares of the Registrant’s common stock.

Item 8.01 Other Events.

On July 30, 2012, the Registrant’s address was changed to 2248 Meridian Boulevard, Suite H, Minden, Nevada 89423, and the Registrant’s phone number was changed to (775) 345-3522.

Item 9.01 Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

17.1	Resignation of Gerald O’Reilly as an Officer and a Director.
17.2	Resignation of Bruce Hellinga as an Officer and a Director.
17.3	Resignation of Monica McDermott as a Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Post Data, Inc.

Date: August 3, 2012	By:	/s/ Daniel Walker
Daniel Walker President